Exhibit 10.3
ADVISORY AGREEMENT
     This ADVISORY AGREEMENT (this “Agreement”) is entered into on this the                      day of                                         , 2008; by and between UNITED DEVELOPMENT FUNDING IV, a Maryland real estate investment trust (the “Trust”), and UMTH GENERAL SERVICES, L.P., a Delaware limited partnership (the “Advisor”).
WITNESSETH
     WHEREAS, the Trust intends to issue common shares of beneficial interest, par value $.01, to the public, upon registration of such shares with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended and may subsequently issue additional securities;
     WHEREAS, the Trust has been formed to originate, acquire, hold, manage, administer and operate a portfolio of loans secured by real estate and interests in entities that own real estate, as well as direct investments in real estate and other real estate-related assets;
     WHEREAS, the Trust intends to qualify as a real estate investment trust and to invest its funds in investments permitted by the terms of the Trust’s Declaration of Trust and Sections 856 through 860 of the Internal Revenue Code;
     WHEREAS, the Trust desires to avail itself of the experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board of Trustees (the “Board”) of the Trust, all as provided herein; and
     WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board, on the terms and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     The following defined terms used in this Agreement shall have the meanings specified below:
Acquisition Expenses. Any and all expenses incurred by the Trust, the Advisor, or any Affiliate of either in connection with the selection, acquisition or development of any Asset, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs.
Acquisition and Origination Fees. Any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other duly qualified and licensed Person (including any fees or commissions paid by or to any duly qualified and licensed Affiliate of the Trust or the Advisor) in connection with origination, making or investing in Secured Loans or the purchase, development or construction of an Asset, including, without limitation, real estate commissions, selection fees, non-recurring management fees, loan fees, points or any other fees of a similar nature.

Advisor. UMTH General Services, L.P., a Delaware limited partnership, any successor advisor to the Trust, or any Person to which UMTH General Services, L.P. or any successor advisor subcontracts all or substantially all of its functions.
Advisory Fees. The fees payable to the Advisor for day-to-day professional management services in connection with the Trust and its investment in Assets as set forth in Section 3.01(b) of this Agreement.
Affiliate or Affiliated. As to any Person, (i) any Person directly or indirectly owning, controlling, or holding, with the power to vote, 10% or more of the outstanding voting securities of such Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person; (iii) any Person, directly or indirectly, controlling, controlled by, or under common control with such Person; (iv) any executive officer, director, trustee or general partner of such Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.
Appraised Value. Value according to an appraisal made by an Independent Appraiser.
Assets. Properties, Secured Loans and other direct or indirect investments in securities or equity interests in Real Property (other than investments in bank accounts, money market funds or other current assets, whether of the proceeds from an Offering or the sale of an Asset or otherwise) owned by the Trust, directly or indirectly through one or more of its Affiliates or Joint Ventures or through other investment interests.
Average Invested Assets. For a specified period, the average of the aggregate book value of the Assets, before deducting depreciation, bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period; provided, however, that during such periods in which the Board is determining on a regular basis the current value of the Trust’s net assets for purposes of enabling fiduciaries of employee benefit plan shareholders to comply with applicable Department of Labor reporting requirements, “Average Invested Assets” will equal the greater of (i) the amount determined pursuant to the foregoing or (ii) the most recent Assets’ aggregate valuation established by the Board without reduction for depreciation, bad debts or other non-cash reserves and without reduction for any debt secured by or relating to the Assets.
Board. The Board of Trustees of the Trust.
Bylaws. The bylaws of the Trust, as the same are in effect as amended from time to time.
Change of Control. Any (i) event (including, without limitation, issue, transfer or other disposition of Shares of beneficial interest of the Trust or equity interests in the Partnership, merger, share exchange or consolidation) after which any “person” (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-j of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Trust or the Partnership representing greater than 50% of the combined voting power of the Trust’s or the Partnership’s then outstanding securities, respectively; provided, that, a Change of Control shall not be deemed to occur as a result of any widely distributed public offering of the Shares or (ii) direct or indirect sale, transfer, conveyance or other disposition (other than pursuant to clause (i)) in one or a series of related transactions, of all or substantially all of the assets of the Company or the Partnership, taken as a whole, to any “person” (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended).

Code. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.
Contract Purchase Price. The amount (i) actually paid and/or budgeted in respect of the purchase, development, construction or improvement of a Property, (ii) of funds advanced with respect to a Secured Loan or (iii) actually paid and/or budgeted in respect to the purchase of other Assets, in each case exclusive of Acquisition and Origination Fees and Acquisition Expenses but including any debt attributable to such acquired Assets.
Contract Sales Price. The total consideration provided for in the sales contract for the Sale of a Property.
Debt Financing Fee. The fees payable to the Advisor pursuant to Section 3.01(c) of this Agreement.
Declaration of Trust. The Declaration of Trust of the Trust filed with the Maryland State Department of Assessments and Taxation in accordance with the Maryland REIT Law, as amended from time to time.
Disposition Fees. The fees payable to the Advisor for services provided in connection with the Sale of one or more Assets pursuant to Section 3.01(f) of this Agreement.
Distributions. Any dividends or other distributions of money or other property by the Trust to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.
Gross Proceeds. The aggregate purchase price of all Shares sold for the account of the Trust through an Offering, without deduction for Selling Commissions, wholesaling fees, marketing support fees, marketing reallowances, due diligence expense reimbursement, volume discounts, or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to a Soliciting Dealer (where net proceeds to the Trust are not reduced) shall be deemed to be the full amount of the Offering price per Share pursuant to the Prospectus for such Offering without reduction.
Independent Appraiser. A Person with no material current or prior business or personal relationship with the Advisor or the Trustees and who is a qualified appraiser of Real Property of the type held by the Trust or of other Assets as determined by the Board. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of such qualification as to Real Property.
Independent Trustee. A Trustee who is not, on the date of determination and within the last two years from the date of determination has not been, directly or indirectly associated with the Sponsor, or the Advisor by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, other than the Trust, (ii) employment by the Sponsor, the Advisor or any of their Affiliates, (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, other than as a Trustee of the Trust or of any other real estate investment trust organized by the Sponsor or advised by the Advisor, (iv) performance of services, other than as a Trustee, for the Trust, (v) service as a director or trustee of more than three real estate investment trusts organized by the Sponsor or advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates. A business or professional relationship is considered “material” per se if the aggregate gross revenue derived by the Trustee from the Sponsor, the Advisor and their Affiliates exceeds 5.0% of either the Trustee’s annual gross revenue during either of the last two years or the Trustee’s net worth on a fair market value basis. An indirect association with the Sponsor or the Advisor shall include circumstances in which a Trustee’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law, or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the Trust.
Invested Capital. The amount calculated by multiplying the total number of Shares purchased by Shareholders by the issue price at the time of such purchase, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Trust to repurchase Shares pursuant to the Trust’s plan for repurchase of Shares.
Joint Ventures. The joint venture or partnership arrangements in which the Trust or the Partnership is a co-venturer or general partner which are established to acquire or hold Assets.
Listing or Listed. The approval of the Trust’s application to list the Shares by a national securities exchange and the commencement of trading in the Shares on the respective national securities exchange.
Market Value. Upon Listing, the market value of the outstanding Shares, measured by taking the average closing price for a single Share, over a period of 30 consecutive trading days, with such period beginning 180 days after Listing, and multiplying that number by the number of Shares outstanding on the date of measurement.
NASAA Guidelines. The Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, Inc. on May 7, 2007, and in effect on the date hereof.
Net Income. For any period, the Trust’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Assets. If the Advisor is paid a Subordinated Incentive Fee or a Subordinated Incentive Listing Fee, “Net Income,” for purposes of calculating Total Operating Expenses shall exclude the gain from the Sale of any Assets.
Net Sales Proceeds. In the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Trust, including all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Trust, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Trust or the Operating Partnership from the Joint Venture less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the Trust (other than those paid by the Joint Venture). In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a Secured Loan on or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the Trust, including all commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(E) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Trust, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby which are reinvested in one or more Assets within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal fees and expenses and other selling expenses incurred by or allocated to the Trust or the Operating Partnership in connection with such transaction or series of transactions. Net Sales Proceeds shall also include any amounts that the Trust determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include any reserves established by the Trust in its sole discretion.
Offering. Any public offering and sale of Shares pursuant to an effective registration statement filed under the Securities Act, other than a public offering of shares under a distribution reinvestment plan.
Organization and Offering Expenses. Any and all costs and expenses incurred by and to be paid from the assets of the Trust in connection with the formation of the Trust and the qualification and registration of an Offering, and the marketing and distribution of Shares, including, without limitation, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys); expenses for printing, engraving and amending registration statements or supplementing prospectuses; mailing and distribution costs; salaries of employees while engaged in sales activity; telephone and other telecommunications costs; all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings); charges of transfer agents, registrars, trustees, escrow holders, depositaries and experts; and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws; and accountants’ and attorneys’ fees.
Partnership. United Development Funding IV Operating Partnership, L.P., a Delaware limited partnership, through which the Trust may own Assets.
Person. An individual, corporation, business trust, estate, trust, partnership, limited liability company or other legal entity.
Property or Properties. As the context requires, any, or all, respectively, of the Real Property acquired by the Trust, either directly or indirectly (whether through joint venture arrangements or other partnership or investment interests).
Prospectus. Prospectus has the meaning set forth in Section 2(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 253 of the General Rules and Regulations under the Securities Act or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities of the Trust to the public.
Real Property. Land, rights in land (including leasehold interests), land under development, developed lots, and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.
REIT. A corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both in accordance with Sections 856 through 860 of the Code.
Sale or Sales. (i) Any transaction or series of transactions whereby: (A) the Trust or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Trust or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Trust or the

Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Trust or the Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Trust or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Secured Loan or portion thereof (including with respect to any Secured Loan, all repayments thereunder or in satisfaction thereof other than regularly scheduled interest payments) and any event with respect to a Secured Loan which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Trust or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof. (ii) Notwithstanding the foregoing, “Sale” or “Sales” shall not include any transaction or series of transactions specified in clause (i)(A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Assets within 180 days thereafter.
Secured Loans. In connection with financing provided, invested in, participated in or purchased by the Trust, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations or pledges of equity interests in entities owning Real Property.
Securities Act. The Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.
Selling Commissions. Any and all commissions payable to underwriters or other broker-dealers in connection with the sale of the Shares, including, without limitation, commissions payable to the Soliciting Dealers.
Shareholders. The record holders of the Shares as maintained in the books and records of the Trust or its transfer agent.
Shareholders’ 10.0% Return. As of any date, an aggregate amount equal to a 10.0% cumulative, non-compounded, annual return on Invested Capital.
Shares. Any Shares of the Trust’s common shares of beneficial interest, par value $.01 per share.
Soliciting Dealers. Broker-dealers who are members of the Financial Industry Regulatory Authority, or that are exempt from broker-dealer registration, and who, in either case, have executed participating broker or other agreements with the Trust to sell Shares.
Sponsor. UMT Holdings, L.P.
Subordinated Incentive Fee. The fee payable to the Advisor under certain circumstances if certain performance standards have been met pursuant to Section 3.01(d) of this Agreement.
Subordinated Incentive Listing Fee. The fee payable to the Advisor under certain circumstances if the Shares are Listed pursuant to Section 3.01(g).

Termination Date. The date of termination of this Agreement.
Total Operating Expenses. All costs and expenses paid or incurred by the Trust, as determined under generally accepted accounting principles, which are in any way related to the operation of the Trust or to Trust business, including Advisory Fees, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) the Subordinated Incentive Fee, (vi) the Subordinated Incentive Listing Fee, (vii) Acquisition and Origination Fees and Acquisition Expenses, (viii) Debt Financing Fees, (ix) real estate commissions on the Sale of Assets (including Disposition Fees and Securitized Loan Pool Placement Fees), and (x) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).
Trust. United Development Funding IV, a real estate investment trust organized under the laws of the State of Maryland.
Trustee. A member of the Board.
ARTICLE II
THE ADVISOR
2.01 Appointment. The Trust hereby appoints the Advisor to serve as its advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment. The Advisor shall be deemed to be in a fiduciary relationship to the Trust and its Shareholders.
2.02 Duties of the Advisor. Subject to Section 2.07, the Advisor undertakes to use its commercially reasonable best efforts to present to the Trust potential investment opportunities consistent with the investment objectives and policies of the Trust as determined and adopted from time to time by the Board. In performance of this undertaking, subject to the supervision of the Board and consistent with the provisions of the Trust’s most recent Prospectus for Shares, Declaration of Trust and Bylaws, the Advisor shall, either directly or by engaging a duly qualified and licensed Affiliate of the Advisor or other duly qualified and licensed Person:
     (a) manage the formation of the Trust and the Partnership, including the preparation and filing of all necessary documentation and ancillary agreements;
     (b) structure, qualify and register the initial Offering;
     (c) coordinate marketing and distribution of the Trust’s Shares in connection with the initial Offering;
     (d) structure, qualify, register and oversee the distribution of Shares pursuant to the Trust’s distribution reinvestment plan;
     (e) structure, qualify and administer the repurchase of Shares pursuant to the Trust’s redemption program;

     (f) serve as the Trust’s investment and financial advisor and provide research and economic and statistical data in connection with the Assets and the Trust’s investment policies;
     (g) provide the daily management of the Trust and perform and supervise the various administrative functions reasonably necessary for the management and operations of the Trust;
     (h) maintain and preserve the books and records of the Trust, including share books and records reflecting a record of the Shareholders and their ownership of the Trust’s Shares;
     (i) investigate, select, and, on behalf of the Trust, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagors, asset managers; property management companies, transfer agents and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Trust with any of the foregoing;
     (j) consult with the officers and the Board and assist the Board in the formulation and implementation of the Trust’s financial policies and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Trust and in connection with any borrowings proposed to be undertaken by the Trust;
     (k) subject to the provisions of Sections 2.02(i) and 2.03 hereof, (i) locate, analyze and select potential investments in Assets; (ii) structure and negotiate the terms and conditions of transactions pursuant to which investment in Assets will be made; (iii) make investments in Assets on behalf of the Trust or the Partnership in compliance with the investment objectives and policies of the Trust; (iv) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with the investments in, Assets; and (v) enter into leases of Property and service contracts for Assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Assets, including the servicing of Secured Loans;
     (l) provide the Board with periodic reports regarding prospective investments in Assets;
     (m) if a transaction requires approval by the Board, deliver to the Board all documents required by them to properly evaluate the proposed transaction;
     (n) obtain the prior approval of the Board (including a majority of all Independent Trustees) for any and all investments in Assets;
     (o) obtain the prior approval of a majority of the Independent Trustees and a majority of the Board not otherwise interested in any transaction with the Advisor or its Affiliates;
     (p) negotiate on behalf of the Trust with banks or lenders for loans to be made to the Trust, negotiate on behalf of the Trust with investment banking firms and broker-dealers, and negotiate private sales of Shares and other securities of the Trust or obtain loans for the Trust, as and when appropriate, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided further that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Trust;

     (q) obtain reports (which may be prepared by or for the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Trust in Assets;
     (r) from time to time, or at any time reasonably requested by the Board, make reports to the Board of its performance of services to the Trust under this Agreement;
     (s) provide the Trust with, or assist the Trust in arranging for, all necessary cash management services;
     (t) deliver to or maintain on behalf of the Trust copies of all appraisals obtained in connection with the investments in Assets;
     (u) upon request of the Trust, act, or obtain the services of others to act, as attorney-in-fact or agent of the Trust in making, acquiring and disposing of Assets, disbursing, and collecting the funds, paying the debts and fulfilling the obligations of the Trust and handling, prosecuting and settling any claims of the Trust, including foreclosing and otherwise enforcing mortgage and other liens and security interests comprising any of the Assets;
     (v) supervise the preparation and filing and distribution of returns and reports to governmental agencies and to Shareholders and other investors and act on behalf of the Trust in connection with investor relations;
     (w) provide office space, equipment and personnel as required for the performance of the foregoing services as Advisor;
     (x) assist the Trust in preparing all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies; and
     (y) do all things necessary to assure its ability to render the services described in this Agreement.
2.03 Authority of Advisor. Pursuant to the terms of this Agreement (including the duties set forth in Section 2.02, and the restrictions included in this Section 2.03 and in Section 2.06), and subject to the continuing and exclusive authority of the Board over the management of the Trust, the Board hereby delegates to the Advisor the authority to (i) locate, analyze and select investment opportunities, (ii) structure the terms and conditions of transactions pursuant to which investments will be made or acquired for the Trust or the Partnership, (iii) make and acquire Secured Loans, acquire Properties and invest in other Assets in compliance with the investment objectives and policies of the Trust, (iv) arrange for financing or refinancing of Assets, (v) enter into leases for the Properties and service contracts for the Assets with duly qualified and licensed non-affiliated and Affiliated Persons, including oversight of non-affiliated and Affiliated Persons that perform management, acquisition, advisory, disposition or other services for the Trust, and (vi) arrange for, or provide, accounting and other record-keeping functions at the Asset level.
     The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Section 2.03, provided however, that such modification or revocation shall be effective upon receipt by the Advisor or such later date as is specified by the Board and included in the notice provided to the Trust and such modification or revocation shall not be applicable to investment transactions to which the Advisor has committed the Trust prior to the date of receipt by the Advisor of such notification, or, if later, the effective date of such modification or revocation specified by the Board.

2.04 Bank Accounts. The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Trust or in the name of the Trust and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Trust, under such terms and conditions as the Board may approve, provided that no funds of the Trust or the Partnership shall be commingled nor shall any such funds be commingled with the funds of the Advisor; and the Advisor shall from time to time, upon request by the Board, its Audit Committee or the auditors of the Trust, render appropriate accountings of such collections and payments to the Board, its Audit Committee and the auditors of the Trust.
2.05 Records; Access. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Trust, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Trust.
2.06 Limitations on Activities. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Trust as a REIT, (b) subject the Trust to regulation under the Investment Company Act of 1940, as amended, (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Trust, the Shares or its other securities, or (d) not be permitted by the Declaration of Trust or Bylaws, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event, the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given. Notwithstanding the foregoing, the Advisor, its directors, officers, general partners, trustees, employees, limited partners and stockholders, and the directors, officers, general partners, trustees, employees, limited partners and stockholders of the Advisor’s Affiliates shall not be liable to the Trust or to the Board or Shareholders for any act or omission by the Advisor, its directors, officers, general partners, trustees, employees, limited partners, or stockholders, or for any act or omission of any Affiliate of the Advisor, its directors, officers, general partners, trustees, employees, limited partners, or stockholders, except as provided in Section 5.02 of this Agreement.
2.07 Other Activities of the Advisor. Nothing herein contained shall prevent the Advisor or its Affiliates from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, general partner, trustee, employee, limited partner, or stockholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other Person. The Advisor may, with respect to any investment in which the Trust is a participant, also render advice and service to each and every other participant therein. The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Trust and its obligations to or its interest in any other Person. The Advisor or its Affiliates shall promptly disclose to the Board knowledge of such condition or circumstance. The Advisor shall inform the Board at least quarterly of the investment opportunities that have been offered to other programs with similar investment objectives sponsored by the Sponsor, Advisor, any Trustee or their Affiliates. If the Sponsor, Advisor, any Trustee or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Trust, it shall be the duty of the Board (including the Independent Trustees) to adopt the method set forth in the Trust’s most recent Prospectus for its Shares or another reasonable method by which investments are to be allocated to the competing investment entities and to use their best efforts to apply such method fairly to the Trust.

2.08 Payment of Certain Organization and Offering Expenses. The Trust shall pay directly all Organization and Offering Expenses considered underwriting compensation by the Financial Industry Regulatory Authority. Such payments, other than Selling Commissions, bona fide due diligence expense reimbursements, wholesaling fees, marketing support fees and marketing reallowances, shall apply toward the limit on Organization and Offering Expenses reimbursable by the Trust to the Advisor pursuant to Section 3.02(a)(i) below.
ARTICLE III
COMPENSATION AND REIMBURSEMENT OF SPECIFIED COSTS
3.01 Fees.
     (a) Acquisition and Origination Fees and Acquisition Expenses. The Trust shall pay to the Advisor or an Affiliate of the Advisor Acquisition and Origination Fees, and will reimburse the Advisor for Acquisition Expenses, in an aggregate amount of 3.0% of the net amount available for investment in Assets. The total of all Acquisition and Origination Fees, from any source, and any Acquisition Expenses shall be limited in accordance with the Declaration of Trust and the NASAA Guidelines.
     (b) Advisory Fees. The Trust shall pay the Advisor Advisory Fees in the amount of 2.0% per annum of the Average Invested Assets, payable monthly in an amount equal to one-twelfth of 2.0% of the Average Invested Assets on the last day of the immediately preceding month. The Advisor, in its sole discretion, may waive, reduce or defer all or any portion of the Advisory Fees to which it would otherwise be entitled.
     (c) Debt Financing Fee. In the event of the origination of any debt financing obtained by the Trust, including the assumption (directly or indirectly) of existing debt, that is used to acquire properties, to make other permitted investments or is assumed (directly or indirectly) in connection with the acquisition of properties, and if the Advisor or an Affiliate of the Advisor provides a substantial amount of services, as determined by the Independent Trustees in connection therewith, the Trust will pay to the Advisor or an Affiliate of the Advisor a Debt Financing Fee equal to 1% of the amount available to the Trust under such financing. On each anniversary date of the origination of such debt financing, the Trust will pay to the Advisor or an Affiliate of the Advisor an additional fee of 0.25% of the primary loan amount if such financing continues to be outstanding on such date, or a pro rated portion of such additional fee for the portion of such year that the financing was outstanding.
     (d) Subordinated Incentive Fee. The Trust shall pay to the Advisor a Subordinated Incentive Fee equal to 15.0% of the amount by which the Trust’s Net Income for the immediately preceding year exceeds the Shareholders’ 10.0% Return from inception through the end of the immediately preceding year. The Subordinated Incentive Fee shall be paid annually and upon termination of this Agreement in accordance with Section 4.02, unless such termination is by the Trust because of a material breach of this Agreement by the Advisor. If the Subordinated Incentive Fee is being paid in accordance with the termination of this Agreement, such fee will be payable with respect to the period between the end of the immediately preceding year and the Termination Date only if a Subordinated Incentive Fee was payable with respect to such immediately preceding year. If the Subordinated Incentive Fee is payable with respect to such period between the end of the immediately preceding year and the Termination Date, such fee will be based on the Trust’s Net Income between the end of the immediately preceding year and the Termination Date and the Shareholders’ 10.0% Return from inception through the Termination Date. Notwithstanding the foregoing, in the event the Subordinated Incentive Listing Fee is paid to the Advisor following Listing, no Subordinated Incentive Fee will be paid to the Advisor. The Trust, in its sole discretion, may pay the Subordinated Incentive Fee with an interest bearing promissory note, cash,

Shares, or any combination thereof. In no event will the Trust pay a Subordinated Incentive Fee, including any interest payable in connection with any promissory note issued by the Trust in payment of the Subordinated Incentive Fee, in excess of the amount that would be presumptively reasonable under Section 9.7 of the Declaration of Trust.
     (e) Securitized Loan Pool Placement Fees. Upon the successful securitization and placement of any Secured Loans (or any derivative thereof), the Trust shall pay to the Advisor or an Affiliate of the Advisor a Securitized Loan Pool Placement Fee equal to 2.0% of the net proceeds realized by the Trust in connection with such securitization and placement, provided that the Advisor or an Affiliate of the Advisor has provided a substantial amount of services in connection with such securitization and placement as determined by a majority of the Independent Trustees. In no event will the amount of any Securitized Loan Pool Placement Fees paid in connection with a securitization and placement of any Secured Loans (or any derivative thereof) exceed the limits set forth in the NASAA Guidelines and Section 9.6 of the Declaration of Trust.
     (f) Disposition Fees. If the Advisor or an Affiliate of the Advisor provides a substantial amount of services, as determined by a majority of the Independent Trustees, in connection with the Sale of one or more Assets, the Trust shall pay the Advisor or an Affiliate of the Advisor a Disposition Fee in an amount equal to 2.0% of the contract sales price of the Asset or Assets; provided that no Disposition Fees shall be paid in respect of a Sale if the Advisor and/or an Affiliate of the Advisor would be entitled to Securitized Loan Pool Placement Fees in connection with the Sale. In no event will the amount of any Disposition Fees paid in connection with a Sale exceed the limits set forth in the NASAA Guidelines and Section 9.6 of the Declaration of Trust.
     (g) Subordinated Incentive Listing Fee. Upon Listing, the Advisor shall be entitled to the Subordinated Incentive Listing Fee in an amount equal to 15.0% of the amount by which (i) the Market Value of the Trust’s outstanding Shares plus Distributions paid by the Trust prior to Listing, exceeds (ii) the sum of (A) 100% of Invested Capital and (B) the total Distributions required to be paid to the Shareholders in order to pay the Shareholders’ 10.0% Return from inception through the date that Market Value is determined. The Trust shall have the option to pay such fee in the form of cash, Shares, a promissory note, or any combination thereof. If the Trust pays such fee with a promissory note, interest will accrue at a rate deemed fair and reasonable by the Board from and after the date of Listing. If the promissory note has not been paid in full within five years from the date of Listing, then the Advisor, or its successors or assigns, may elect to convert the unpaid balance, including accrued but unpaid interest, into Shares at a price per Share equal to the average closing price of the Shares over the ten trading days immediately preceding the date of such election. If the Shares are no longer Listed at such time as the promissory note becomes convertible into Shares as provided by this paragraph, then the price per Share, for purposes of conversion, shall equal the fair market value for the Shares as determined by the Board based upon the Appraised Value of the Assets as of the date of election.
3.02 Expenses.
(a) In addition to the compensation paid to the Advisor pursuant to Section 3.01 hereof and except as noted in Section 2.08 above, the Trust shall pay directly or reimburse the Advisor for all of the costs and expenses paid or incurred by the Advisor that are in any way related to the operations of the Trust or the business of the Trust or the services the Advisor provides to the Trust pursuant to this Agreement, including, but not limited to:
(i) Organization and Offering Expenses; provided, however, that within 60 days after the end of the month in which an Offering terminates, the Advisor shall reimburse the Trust for any Organization and Offering Expenses (other than Selling Commissions, bona fide due diligence expense reimbursements, wholesaling fees, marketing support fees and marketing reallowances) to the extent that such Organization and Offering Expenses incurred by the Trust exceed 3.0% of the Gross Proceeds raised in the completed Offering;
(ii) the actual cost of goods, services and materials used by the Trust and obtained from Persons not affiliated with the Advisor, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of Shares or other securities;
(iii) interest and other costs for borrowed money, including discounts, points and other similar fees;
(iv) taxes and assessments on income or property and taxes as an expense of doing business;
(v) costs associated with insurance required in connection with the business of the Trust or by the Board;
(vi) expenses of managing and operating Assets owned by the Trust, whether or not payable to an Affiliate of the Advisor;
(vii) all expenses in connection with payments to the Board for attendance at meetings of the Board and Stockholders;
(viii) except as otherwise limited by the Declaration of Trust, expenses associated with Listing or with the issuance and distribution of Shares and other securities of the Trust, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees and Listing and registration fees, but excluding Organization and Offering Expenses;
(ix) expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Trust to the Stockholders;
(x) expenses of organizing, reorganizing, liquidating or dissolving the Trust and the expenses of filing or amending the Declaration of Trust;
(xi) expenses of any third party transfer agent for the Shares and of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;
(xii) personnel and related employment costs incurred by the Advisor or its Affiliates in performing the services described herein, including but not limited to reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of such services; provided, that no reimbursement shall be made for costs of such employees of the Advisor or its Affiliates to the extent that such employees perform services for which the Advisor receives a separate fee; and
(xiii) audit, accounting and legal fees.

     (b) Expenses incurred by the Advisor on behalf of the Trust and payable pursuant to this Section 3.02 shall be reimbursed no less than quarterly to the Advisor within 60 days after the end of each quarter. The Advisor shall prepare a statement documenting the expenses of the Trust during each quarter, and shall deliver the statement to the Trust within 45 days after the end of each quarter.
3.03 Other Services. Should the Board request that the Advisor or any director, officer, general partner, trustee, or employee thereof render services for the Trust other than set forth in Section 2.02, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Board, subject to the limitations contained in the Declaration of Trust, and shall not be deemed to be services pursuant to the terms of this Agreement.
3.04 Reimbursement to the Advisor. The Trust shall not reimburse the Advisor, at the end of any fiscal quarter, for any Total Operating Expenses to the extent that, in the four consecutive fiscal quarters then ended (the “Expense Year”) the Total Operating Expenses exceed (the “Excess Amount”) the greater of (i) 2% of Average Invested Assets or (ii) 25% of Net Income (the “2%/25% Guidelines”) for that period of four consecutive quarters unless the Independent Trustees determine that such excess was justified, based on unusual and nonrecurring factors which the Independent Trustees deem sufficient. If the Independent Trustees do not approve such excess as being so justified, any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Trust. If the Independent Trustees determine such excess was justified, then within 60 days after the end of any fiscal quarter of the Trust for which reimbursed Total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Advisor, at the direction of the Independent Trustees, shall cause such fact to be disclosed in the next quarterly report of the Trust or in a separate writing and sent to the shareholders, together with an explanation of the factors the Independent Trustees considered in determining that such excess expenses were justified. The Trust will ensure that such determination will be reflected in the minutes of the meetings of the Board. All figures used in the foregoing computation shall be determined in accordance with generally accepted accounting principles applied on a consistent basis. In addition, the Trust shall not reimburse the Advisor or its Affiliates for services for which the Advisor and/or its Affiliates are entitled to compensation in the form of a separate fee.
ARTICLE IV
TERM AND TERMINATION
4.01 Term; Renewal. Subject to Section 4.02 hereof, this Agreement has a one-year term and shall continue in force until the first anniversary of the date hereof. Thereafter, this Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties. It is the Board’s duty to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.
4.02 Termination. This Agreement will automatically terminate upon Listing. This Agreement also may be terminated at the option of either party (i) immediately upon a Change of Control or (ii) upon 60 days written notice without cause or penalty (in either case, if termination is by the Trust, then such termination shall be upon the approval of a majority of the Independent Trustees). Notwithstanding the foregoing, the provisions of this Agreement which provide for payment to the Advisor of expenses, fees or other compensation following the Termination Date (i.e., Section 4.03) shall continue in full force and effect until all amounts payable thereunder to the Advisor are paid in full. The provisions of Sections 4.03 through 5.02 shall survive the termination of this Agreement.

4.03 Payments to and Duties of Advisor upon Termination.
     (a) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder, except it shall be entitled to and receive from the Trust within 30 days after the effective date of such termination all unpaid reimbursements of expenses provided for herein, subject to the provisions of Section 3.04 hereof, and all contingent liabilities related to fees payable to the Advisor prior to termination of this Agreement, provided that the Subordinated Incentive Fee, if any, shall be paid in accordance with the provisions of Section 3.01(d) and the Subordinated Incentive Listing Fee, if any, shall be paid in accordance with the provisions of Section 3.01(g).
     (b) The Advisor shall promptly upon termination:
(i) pay over to the Trust all money collected and held for the account of the Trust pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;
(ii) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;
(iii) deliver to the Board all assets, including the Assets, and documents of the Trust then in the custody of the Advisor; and
(iv) cooperate with, and take all reasonable actions requested by, the Trust to provide an orderly management transition.
ARTICLE V
INDEMNIFICATION
5.01 (a) The Trust shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, trustees, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland, the Declaration of Trust and the NASAA Guidelines under the Declaration of Trust. The Trust shall not indemnify or hold harmless the Advisor or its Affiliates, including their respective officers, directors, trustees, partners and employees, for any liability or loss suffered by the Advisor or its Affiliates, including their respective officers, directors, trustees, partners and employees, nor shall it provide that the Advisor or its Affiliates, including their respective officers, directors, trustees, partners and employees, be held harmless for any loss or liability suffered by the Trust, unless all of the following conditions are met: (i) the Advisor or its Affiliates, including their respective officers, directors, trustees, partners and employees, have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Trust; (ii) the Advisor or its Affiliates, including their respective officers, directors, trustees, partners and employees, were acting on behalf of or performing services of the Trust; (iii) such liability or loss was not the result of negligence or misconduct by the Advisor or its Affiliates, including their respective officers, directors, trustees, partners and employees; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Trust’s net assets and not from Shareholders. Notwithstanding the foregoing, the Advisor and its Affiliates, including their respective officers, directors, trustees, partners and employees, shall not be indemnified by the Trust for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Trust were offered or sold as to indemnification for violations of securities laws.
     (b) The Declaration of Trust provides that the advancement of Trust funds to the Advisor or its Affiliates, including their respective officers, directors, trustees, partners and employees, for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Trust; (ii) the legal action is initiated by a third-party who is not a Shareholder or the legal action is initiated by a Shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the Advisor or its Affiliates, including their respective officers, directors, trustees, partners and employees, undertake to repay the advanced funds to the Trust together with the applicable legal rate of interest thereon, in cases in which such Advisor or its Affiliates, including their respective officers, directors, trustees,. partners and employees, are found not to be entitled to indemnification.
     (c) Notwithstanding the provisions of this Section 5.01, the Advisor shall not be entitled to indemnification or be held harmless pursuant to this Section 5.01 for any activity which the Advisor shall be required to indemnify or hold harmless the Trust pursuant to Section 5.02.
5.02 Indemnification by Advisor. The Advisor shall indemnify and hold harmless the Trust from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that (i) such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and (ii) are incurred by reason of the Advisor’s bad faith, fraud, misfeasance, misconduct, negligence or reckless disregard of its duties. The Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor.
ARTICLE VI
MISCELLANEOUS
6.01 Assignment to an Affiliate. This Agreement and any rights, duties, liabilities and obligations hereunder and the fees and compensation related thereto may be assigned by the Advisor, in whole or in part, to a duly qualified and licensed Affiliate of the Advisor without obtaining approval of the Board. The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Board. Any other assignment shall be made only with the approval of a majority of the Board (including a majority of the Independent Trustees). This Agreement shall not be assigned by the Trust without the consent of the Advisor, except in the case of an assignment by the Trust to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Trust, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Trust is bound by this Agreement. This Agreement shall be binding on successors to the Trust resulting from a Change of Control or sale of all or substantially all the assets of the Trust or the Partnership, and shall likewise be binding upon any successor to the Advisor.

6.02 Relationship of Advisor and Trust. The Trust and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.
6.03 Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Declaration of Trust, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Trustees and to the Trust:	United Development Funding IV The United Development Funding Building Suite 100 1301 Municipal Way Grapevine, Texas 76051 Attention: Chief Executive Officer

To the Advisor:	UMTH General Services, L.P. The United Development Funding Building Suite 100 1301 Municipal Way Grapevine, Texas 76051 Attention: President
Either party shall, as soon as reasonably practicable, give notice in writing to the other party of a change in its address for the purposes of this Section 6.03.
6.04 Modification. This Agreement shall not be changed, modified, or amended, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.
6.05 Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.
6.06 Choice of Law; Venue. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Texas, and venue for any action brought with respect to any claims arising out of this Agreement shall be brought exclusively in Dallas County, Texas.
6.07 Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing signed by each of the parties hereto.
6.08 Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
6.09 Gender; Number. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.
6.10 Headings. The titles and headings of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.
6.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when the counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.
6.12 Restrictions on Voting. The Sponsor has contributed $200,000 (the “Initial Investment”) in exchange for the initial issuance of Shares of the Trust. The Sponsor or its Affiliates may not sell any of the Shares purchased with the Initial Investment while the Advisor acts in an advisory capacity to the Trust. The restrictions included above shall not apply to any Shares acquired by the Advisor or its Affiliates other than the Shares acquired through the Initial Investment. Neither the Advisor nor its Affiliates shall vote any Shares they now own, or hereafter acquires, in any vote for the election of Trustees or any vote regarding the approval or termination of any contract with the Advisor or any of its Affiliates.
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     IN WITNESS WHEREOF, the parties hereto have executed this Advisory Agreement as of the date and year first above written.

UNITED DEVELOPMENT FUNDING IV
By:
Name:
Title:

UMTH GENERAL SERVICES, L.P.
By:
Name:
Title: